Exhibit 10.2

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Apricus Biosciences, Inc., a Nevada corporation (the “Company”), as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, (this “Agreement”), is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to the Investor, at the First Closing (as defined in Section 4.1 of Annex I), of an aggregate of (i) 795,455 shares (the “First Closing Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (each, a “First Closing Warrant” and, collectively, the “First Closing Warrants”) to purchase an aggregate of 397,727 shares of Common Stock at an exercise price per share equal to $0.88 (the “First Closing Warrant Shares”), in substantially the form attached hereto as Exhibit B. The Company has authorized the sale and issuance to the Investor, at the Subsequent Closing (as defined in Section 4.1 of Annex I), of an aggregate of (i) 1,761,364 shares (the “Subsequent Closing Shares,” and together with the First Closing Shares, the “Shares”) of Common Stock and (ii) warrants (each, a “Subsequent Closing Warrant” and, collectively, the “Subsequent Closing Warrants,” and together with the First Closing Warrants, the “Warrants”) to purchase an aggregate of 880,682 shares of Common Stock at an exercise price per share equal to $0.88 (the “Subsequent Closing Warrant Shares,” and together with the First Closing Warrant Shares, the “Warrant Shares”), in substantially the form attached hereto as Exhibit B. At each Closing, the Company will issue to the Investor, and the Investor will purchase from the Company, the number of Shares and receive a Warrant exercisable for a number of Warrant Shares, in each case in the amounts set forth on the Signature Page (as defined below) of the Investor, and in exchange therefor, the Investor shall pay the aggregate price set forth on the Signature Page of the Investor (the “Purchase Price”). The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

3. The offering and sale of the Securities (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3, File No. 333-198066 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Base Prospectus”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Securities, the terms of the Offering and the Company and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that has been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof. Notwithstanding anything contained herein to the contrary, the information and disclosure contained in any Free Writing Prospectus and the Prospectus Supplement shall be consistent with the terms set forth herein and in the Warrant, and nothing contained therein shall modify the terms of this Agreement or the Warrant.

4. The Company and the Investor agree that at each Closing the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares and the Warrants set forth below for the aggregate Purchase Price set forth below. The Shares and the Warrants shall be purchased pursuant to this Agreement, the Warrant and the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5. The manner of settlement of the Shares purchased by the Investor at each Closing hereunder shall be as follows (and the Company shall take such actions as may be required to effect the following):

Delivery by crediting the account of the Investor’s prime broker (as specified by the Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby the Investor’s prime broker shall initiate a DWAC transaction on the applicable Closing Date using its DTC participant identification number, and released by Wells Fargo Shareowner Services, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN (A) IN THE CASE OF THE FIRST CLOSING, THE FIRST CLOSING DATE, AND (B) IN THE CASE OF THE SUBSEQUENT CLOSING, THE SUBSEQUENT CLOSING DATE, THE INVESTOR AND THE COMPANY, AS APPLICABLE, SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES TO BE ACQUIRED AT SUCH CLOSING ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH SUCH SHARES AT SUCH CLOSING, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR AT SUCH CLOSING TO THE FOLLOWING ACCOUNT:

[To be separately provided to the Investors]

6. The executed Warrants shall be delivered to the Investor by the Company at each Closing.

7. The Investor represents that (a) it has had no position, office or other material relationship within the past three years with the Company (which, for the avoidance of doubt, excludes ownership of Shares), and (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of each Closing.

8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission on or prior to the date hereof) the Base Prospectus, dated August 25, 2014, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information which shall be consistent with the terms set forth herein (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus Supplement, a free writing prospectus and oral communications, but all such information shall be provided prior to the execution of this Agreement by the Investor and shall be consistent with the terms set forth herein.

9. No offer by the Investor to buy Shares and Warrants will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received or has public access to the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and the Company hereby covenants to deliver or otherwise provide access to the Offering Information concurrently with or prior to its execution of this Agreement.

10. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Number of First Closing Shares: 795,455

Purchase Price per Share: $ 0.88

First Closing Aggregate Purchase Price: $700,000.40

Number of First Closing Warrant Shares subject to Warrants (Equal to Number of First Closing Shares multiplied by 0.5 and rounded down to the nearest whole number): 397,727

Number of Subsequent Closing Shares: 1,761,364

Purchase Price per Share: $ 0.88

Subsequent Closing Aggregate Purchase Price: $1,550,000.32

Number of Subsequent Closing Warrant Shares subject to Warrants (Equal to Number of Subsequent Closing Shares multiplied by 0.5 and rounded down to the nearest whole number): 880,682

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: January 12, 2016

ASPIRE CAPITAL FUND, LLC
By:	Aspire Capital Partners, LLC
By:	SGM Holdings Corp.

By:	/s/ Steven G. Martin
Print Name: Steven G. Martin
Title: President

Address:	155 North Wacker Drive, Suite 1600
Chicago, IL 60606

Agreed and Accepted

this 12th of January, 2016:

APRICUS BIOSCIENCES, INC.

By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2. Agreement to Sell and Purchase the Securities.

2.1 At each Closing (as defined in Section 4.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares and Warrants set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into a subscription agreement (the “Other Subscription Agreements”) with certain other investors listed on Schedule 2.2 (the “Other Investors”), including Sarissa Capital Management LP and its affiliates (collectively, “Sarissa”), and expects to complete sales of Shares and Warrants to them in the amount, price and at such times as set forth on Schedule 2.2. Copies of each Other Subscription Agreement have been provided to the Investor.

2.3 The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering.

3. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the date of each Closing as follows:

3.1 The Company and each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of each of their respective jurisdictions of organization. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify, be in good standing or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, properties or business or prospects of the Company or any Subsidiary, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, the Registration Statement, the Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: not applicable (each, a “Subsidiary” and, collectively, the “Subsidiaries”).

3.2 The Company has the full right, power and authority to enter into this Agreement and the Warrants and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement and the Warrants has been duly authorized, executed and delivered by the Company, and constitute valid and binding obligations of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity.

3.3 The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in all material respects in compliance with United States federal and state securities laws, and conform to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. As of January 7, 2016, there were 50,414,481 shares of Common Stock issued and outstanding, no shares of Preferred Stock, par value $0.001 of the Company, issued and outstanding and 13,065,956 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in all material respects in compliance with United States federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described above or accurately described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Disclosure Package and the Prospectus, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

3.4 The shares of Common Stock and Warrants to be issued and sold by the Company to the Investor under the Agreement and the Warrant Shares have been duly authorized and the Common Stock, when issued and delivered against payment therefor as provided in the Agreement and the Warrant Shares, when issued and delivered against payment therefore as provided in the Warrants, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Disclosure Package and the Prospectus.

3.5 The execution, delivery and performance of the Agreement and the Warrants by the Company, the issue and sale of the shares of Common Stock and Warrants by the Company and the consummation of the transactions contemplated hereby and by the Warrants will not (with or without notice or lapse of time or both): (i) result in any violation of the provisions of the articles or by-laws (or analogous governing instruments, as applicable) of the

Company or any Subsidiary; (ii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or assets, or (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any right or obligation of the Company or any Subsidiary under, or require any consent under, any material contract, agreement, lease, license, indenture or other understanding or arrangement to which the Company or any Subsidiary is a party or otherwise bound.

3.6 At the time the Registration Statement became or becomes effective, at the date of this Agreement and at each Closing Date (as defined in Section 4.1), the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the published rules and regulations thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at each Closing Date (as defined in Section 4.1), conformed and will conform in all material respects to the requirements of the Securities Act and the published rules and regulations thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading

3.7 The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such financial statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. The pro forma and pro forma as adjusted financial information and the related notes included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

3.8 Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, claim or proceeding pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary could be material to the Company or any Subsidiary or prevent or delay the consummation of the transactions contemplated hereby; and to the best of the Company’s knowledge, no such action, suit, claim or proceedings is threatened. For purposes of this Agreement, “knowledge of the Company” or similar phrases means the knowledge of the officers of the Company and its Subsidiaries, after due inquiry.

3.9 To the Company’s knowledge, the Company and each of its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted. None of the Company’s active and registered Intellectual Property have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of the Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of, and, to the Company’s knowledge, neither the Company, any Subsidiary nor their respective business or operations (including products sold thereby) are, or have been in the past three years, infringing, any Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others with respect to the Company’s or its Subsidiaries’ Intellectual Property, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property.

3.10 The Company and each of its Subsidiaries (i) are, and have been in the last three years, in material compliance with any and all applicable foreign, federal, state and local laws and regulations, including those administered by the U.S. Food and Drug Administration (“FDA”) or similar governmental body and those relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and hold all material permits, licenses or other approvals required of them under applicable laws (including Environmental Laws) to conduct their respective businesses and (iii) are, and have been in the last three years in material compliance with all terms and conditions of any such permit, license or approval. Neither the Company nor any Subsidiary has received any written information or notice from the FDA or other domestic or foreign governmental or regulatory authority that would reasonably be expected to lead to cessation of sales of any product of the Company or any Subsidiary or the denial of any application for marketing or other approval currently pending before, or proposed to be filed by the

Company or any Subsidiary thereof with, the FDA or other domestic or foreign governmental or regulatory authority.

3.11 The Company and each Subsidiary has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and any Subsidiary, free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company or any Subsidiary, and under which the Company or any Subsidiary holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

3.12 The Company and each Subsidiary carries, or is covered by, insurance (including directors’ and officers’ liability insurance) provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

3.13 The Company and each Subsidiary possesses all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Governmental Permits”). The Company and each Subsidiary is in, and has been for the last three years in, compliance in all material respects with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect.

3.14 The Company and each of its Subsidiaries (i) have timely filed (or filed an extension to file) all necessary federal, state, local and foreign tax returns, and all such filed returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties (including independent contractors), and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 3.14, that would not, singularly or in the aggregate, be material to the Company.

3.15 The Registration Statement has been declared effective by the Commission, and no stop order has been issued or is pending or, to the knowledge of the Company, threatened by the Commission with respect thereto.

3.16 The Company and its Subsidiaries have no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), other than (i) liabilities and obligations disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the last financial statements included in the Registration Statement, the Disclosure Package and the Prospectus that would not reasonably be expected to be material to Company, (iii) liabilities under contracts (other than any such liability resulting from a breach or default thereunder) and (iv) liabilities and obligations incurred in connection with this Agreement and the transactions contemplated by this Agreement.

3.17 Neither the Company nor any Subsidiary or, to the knowledge of the Company, any of the other parties thereto is in breach or violation of or in default under, or committed or failed to perform any act which would result in a default under (in each case, with or without notice or lapse of time or both), any document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement in any material respect.

3.18 Neither the Company nor any Subsidiary thereof has either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notification, field correction, market withdrawal or replacement, warning, “dear doctor” letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, lack of efficacy, adulteration, misbranding or lack of regulatory compliance of any product sold, marketed or distributed by the Company or any Subsidiary thereof. Neither the Company nor any Subsidiary thereof are aware of any facts which are reasonably likely to cause, and neither the Company nor any Subsidiary thereof has received any written notice that the FDA or other domestic or foreign governmental or regulatory authority has commenced, or threatened to initiate, any action to cause (A) the seizure, recall, market withdrawal or replacement of any product sold, marketed or distributed by the Company or any Subsidiary thereof, (B) a change in the marketing classification or a material change in the labeling or advertising of any product sold, marketed or distributed by the Company or any Subsidiary thereof, or (C) a termination, suspension or injunction of the manufacture, marketing, storage or distribution of any product sold, marketed or distributed by the Company or any Subsidiary thereof.

3.19 Since the date of the latest audited financial statements included in the Registration Statement, no event, development, set of facts or circumstance has occurred that has had or is reasonably likely to have a Material Adverse Effect.

3.20 The Board of Directors of the Company has unanimously approved the execution of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby and no approval of the stockholders of the Company is required in connection with the execution and delivery of this Agreement, the Warrants or the consummation of the transactions contemplated hereby or thereby. Each director and executive officer of the Company intends, to the knowledge of the Company, to vote all of the shares of capital stock of the Company owned thereby in favor of all matters to be presented to the stockholders of the Company in connection with seeking the Stockholder Approval. Without limiting the foregoing, the approval of the Board of Directors of the Company constitutes approval for purposes of any anti-takeover statute or similar statute or regulation that is or may become applicable to the transactions contemplated by this Agreement.

4. Closings and Delivery of the Securities and Funds.

4.1 Closing.

(a) First Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 4.2(a) and Section 4.2(b) below, the completion of the purchase and sale of the First Closing Shares and the First Closing Warrants (the “First Closing”) shall occur no later than the second business day after the execution of this Agreement by the Investor and the Company (the “First Closing Date”), in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the First Closing, (a) the Company shall cause Wells Fargo Shareowner Services, the Company’s “Transfer Agent”, to deliver to the Investor the number of First Closing Shares set forth on the Signature Page of the Investor registered in the name of the Investor or, if so indicated on the Investor Questionnaire of the Investor attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a First Closing Warrant for the number of First Closing Warrant Shares set forth on the Signature Page of the Investor and (c) the aggregate purchase price for the First Closing Shares and the First Closing Warrants being purchased by the Investor at such First Closing as set forth on the Signature Page of the Investor will be delivered by or on behalf of the Investor to the Company. Notwithstanding anything contained herein to the contrary, if the First Closing shall not have occurred on or prior to the date that is two (2) business days after the execution of this Agreement by the Investor and the Company (unless the First Closing shall not have occurred due to a breach by an Investor of the terms hereof), then the Investor may terminate this Agreement without further liability of any kind to the Company or the Investor, provided that (i) any such termination of this Agreement shall not relieve any party hereto of any liability in respect of any breach hereof arising prior to the termination of this Agreement (or following such termination with respect to any provisions that survive the termination of this Agreement), and (ii) this last sentence of Section 4.1(a) and Sections 2.3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 18 and 19, shall survive any such termination.

(b) Subsequent Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 4.2(c) and Section 4.2(d) below, the completion of the purchase and sale of the Subsequent Closing Shares and the Subsequent Closing Warrants (the “Subsequent Closing”) shall occur at a date acceptable to the Investor, but in no event shall occur later than three (3) business days after the date of the Stockholder Meeting (as defined below), which date may be extended by mutual agreement of the Company and the Investor (the “Subsequent Closing Date”), in accordance with Rule 15c6-l promulgated under the Exchange

Act. At the Subsequent Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Subsequent Closing Shares set forth on the Signature Page of the Investor registered in the name of the Investor or, if so indicated on the Investor Questionnaire of the Investor attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Subsequent Closing Warrant for the number of Subsequent Closing Warrant Shares set forth on the Signature Page of the Investor and (c) the aggregate purchase price for the Subsequent Closing Shares and the Subsequent Closing Warrants being purchased by the Investor at such Subsequent Closing as set forth on the Signature Page of the Investor will be delivered by or on behalf of the Investor to the Company.

4.2 Conditions to the Obligations of the Parties.

(a) Conditions to the Company’s Obligations for the First Closing. The Company’s obligation to issue and sell the First Closing Shares and the First Closing Warrants to the Investor at the First Closing shall be subject to: (i) the receipt by the Company from the Investor of the purchase price for the First Closing Shares and the First Closing Warrants being purchased hereunder at the First Closing by the Investor as set forth on the Signature Page thereof and (ii) the accuracy on the First Closing Date of the representations and warranties made by the Investor in this Agreement and the fulfillment of and compliance with those undertakings and covenants of the Investor to be fulfilled or complied with prior to the First Closing Date pursuant to this Agreement. The Investor shall deliver a certificate to the Company on the First Closing Date to the foregoing effect.

(b) Conditions to the Investor’s Obligations for the First Closing. The Investor’s obligation to purchase the First Closing Shares and the First Closing Warrants at the First Closing will be subject to (i) the accuracy on the First Closing Date of the representations and warranties made by the Company in this Agreement and the fulfillment of and compliance with those undertakings and covenants of the Company to be fulfilled or complied with prior to the First Closing Date pursuant to this Agreement, and (ii) the amendment to the Bylaws of the Company, the form of which is attached as Exhibit C hereto, shall be effective prior to or as of the First Closing Date and written evidence thereof shall have been provided to the Investor prior to the First Closing Date. The Company shall deliver a certificate to the Investor on the First Closing Date to the foregoing effect.

(c) Conditions to the Company’s Obligations for the Subsequent Closing. The Company’s obligation to issue and sell the Subsequent Closing Shares and the Subsequent Closing Warrants to the Investor at the Subsequent Closing shall be subject to: (i) the First Closing shall have been consummated, (ii) the receipt by the Company from the Investor of the purchase price for the Subsequent Closing Shares and the Subsequent Closing Warrants being purchased hereunder at the Subsequent Closing by the Investor as set forth on the Signature Page thereof, (iii) the accuracy on the Subsequent Closing Date of the representations and warranties made by the Investor in this Agreement and the fulfillment of and compliance with those undertakings and covenants of the Investor to be fulfilled or complied with prior to the Subsequent Closing Date pursuant to this Agreement, and (iv) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority preventing the consummation of the transactions contemplated hereby shall be in effect and no action, suit or proceeding shall be pending that seeks to enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement. The Investor shall deliver a certificate to the Company on the Subsequent Closing Date to the foregoing effect.

(d) Conditions to the Investor’s Obligations for the Subsequent Closing. The Investor’s obligation to purchase the Subsequent Closing Shares and the Subsequent Closing Warrants at the Subsequent Closing will be subject to (i) the First Closing shall have been consummated, (ii) the accuracy on the Subsequent Closing Date of the representations and warranties made by the Company in this Agreement and the fulfillment of and compliance with those undertakings and covenants of the Company to be fulfilled or complied with prior to the Subsequent Closing Date pursuant to this Agreement, (iii) the Weighted Average Price (as defined in the Warrants) of a share of Common Stock as of the Subsequent Closing Date shall be at least equal to $0.704, (iv) since the Execution Date, there shall have not occurred any event, circumstance, occurrence or state of facts that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect, and (vi) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority preventing the consummation of the transactions contemplated hereby shall be in effect and no action, suit or proceeding shall be pending that seeks to enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement. The Company shall deliver a certificate to the Investor on the Subsequent Closing Date to the foregoing effect.

4.3 Delivery of Funds. To settle the Shares purchased by the Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, (a) on the First Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the First Closing Shares and the First Closing Warrants being purchased by the Investor at the First Closing, and (b) on the Subsequent Closing Date, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Subsequent Closing Shares and the Subsequent Closing Warrants being purchased by the Investor at the Subsequent Closing, in each case to the following account designated by the Company:

[To be separately provided to the Investor]

4.4 Delivery of Shares. To settle the Shares purchased by the Investor through DTC’s DWAC delivery system, (i) with respect to the First Closing, no later than the First Closing Date, and (ii) with respect to the Subsequent Closing Date, no later than the Subsequent Closing Date, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by the Investor at such Closing are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares being acquired at such Closing. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be the applicable Closing Date. At each Closing, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares being purchased by it hereunder at such Closing pursuant to the information contained in the DWAC.

5. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company that:

5.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Shares and the Warrants set forth on the Signature Page, has received (or had full access to) and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information and the representations and warranties set forth herein and in the Warrant.

5.2 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

5.3 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and Warrants. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange or other trading market. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

5.4 Since December 1, 2015, representing the date at which the Company first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its employees or the employees of its affiliates or their respective legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales), other than the purchases of the Shares and the Warrants as contemplated hereby, prior to the time that the transactions contemplated by this Agreement are publicly disclosed (it being understood and agreed that such transactions shall be publicly disclosed no later than one business day following the execution of this Agreement by all parties hereto). The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor at each Closing.

7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed or sent by facsimile or e-mail and if mailed, (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or (b) if delivered from outside the United States, by International Federal Express, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile or e-mail, upon the sending thereof so long as a copy of the same is also sent by one of the other means set forth in clauses (i)-(iii) and will be delivered and addressed as follows:

(a) if to the Company, to:

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, California 92130

Attention: Chief Executive Officer

Email: rpascoe@apricusbio.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Cheston J. Larson

Email: cheston.larson@lw.com

(b) if to any Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

13. Press Release. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on January 13, 2016 issue a press release announcing the Offering and disclosing all material information regarding the Offering, and (b) as promptly as practicable on January 13, 2016 file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement and the form of Warrant as exhibits thereto, provided that the Company shall not issue any such press release or file or otherwise publicize such current report on Form 8-K without the prior consent of the Investor, it being agreed that the Company shall provide drafts of such press release and current report to the Investor for its review and comment and will include therein any reasonable comments of the Investor thereon. Without limiting the foregoing, the Company shall not make any public statements or disclosures regarding the Investor or the transactions contemplated hereby without the prior consent of the Investor.

14. Termination. In the event that any of the conditions to closing in Section 4.2(b) shall not have been satisfied in full and shall not have been expressly waived in writing by the Investor on or prior to the second business day following the date of the execution of this Agreement by all parties, this Agreement shall terminate upon the delivery of written notice thereof by the Investor to the Company, provided that (i) any such termination of this Agreement shall not relieve any party hereto of any liability in respect of any breach hereof arising prior to the termination of this Agreement (or following such termination with respect to any provisions that survive the termination of this Agreement), and (ii) this Section 14, the last sentence of Section 4.1(a) and Sections 2.3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 18 and 19, shall survive any such termination.

15. Resale of Securities. The Investor agrees that it shall not resell any Securities acquired pursuant to the terms hereof for a period of six (6) months following the First Closing Date, provided that the foregoing shall not preclude the Investor from selling any such Securities in connection with any change of control of the Company or any announcement by any person (including the Company) that it is seeking to effect a change of control of the Company.

16. Stockholder Approval.

16.1 The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be held as soon as reasonably possible following the mailing of the proxy statement to the stockholders of the Company in respect thereof (the “Proxy Statement”), a copy of the Proxy Statement, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of a proposal providing for issuance of the Subsequent Closing Shares and Subsequent Closing Warrants (as each such term is defined in the Other Subscription Agreements), in each case in compliance with the rules and regulations of the Nasdaq Stock Market LLC, the Articles of Incorporation of the Company, the Bylaws of the Company and applicable law (collectively, the “Stockholder Approval”). The Company shall take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene the Stockholder Meeting as promptly as reasonably practicable but no later than April 1, 2016 and to submit at the Stockholder Meeting for approval by the requisite vote of the stockholders of the Company the matters subject to Stockholder Approval. In connection with the Stockholder Meeting and any adjournment or postponement thereof, (i) the Board of Directors shall recommend that its stockholders vote in favor of all matters submitted thereto as such meeting and (ii) neither the Board of Directors nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to Sarissa, such recommendation. The Company shall take all lawful action to solicit from the stockholders of the Company proxies in favor of the Stockholder Approval and take all other action reasonably necessary or advisable to secure the vote or consent of the stockholders that are required by the rules of Nasdaq Stock Market LLC and applicable law, including, if necessary or appropriate or if requested by the Sarissa, adjourning the Stockholder Meeting to solicit additional proxies.

17. Voting Agreement. The Investor agrees to vote all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock) registered in its name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by it after the date hereof at the Stockholder Meeting in favor of the Stockholder Approval (i.e., the proposal providing for issuance of the Subsequent Closing Shares and Subsequent Closing Warrants in compliance with the rules and regulations of the Nasdaq Stock Market LLC). In the event that the Investor fails to vote the shares it is entitled to vote in the manner set forth above, the Investor shall be deemed immediately upon the existence of such breach to have appointed the Chief Executive Officer of the Company, with full power of substitution, as the proxy of the Investor with respect to the matters set forth herein, and hereby authorizes and directs such proxy to represent and vote the Investor’s shares to ensure that such shares will be voted as set forth herein. The Investor acknowledges that each proxy granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed. The Investor hereby revokes any and all previous proxies with respect to the shares of the Company’s voting capital stock as it relates to the Stockholder Meeting. The Investor agrees not to grant any proxy with respect to such shares of voting capital stock of the Company or enter into or agree to be bound by any voting trust agreement or other arrangement of any kind that is inconsistent with the provisions of this Agreement. Sarissa shall be a third party beneficiary this Section 16 such that Sarissa has the direct right to enforce the same, including to obtain specific performance in respect thereof on the terms set forth in this Section 16.

18. Expenses; Indemnity. Each party shall pay any fees or expenses incurred thereby in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. In addition, should any litigation, action or proceeding be commenced or threatened in connection with the transactions contemplated by this Agreement or other documents and agreements being executed in connection therewith, the Company will indemnify and hold the Investor harmless with respect thereto, including in respect of reasonable fees and expenses of outside legal counsel to the Investor, provided that the foregoing shall not apply in the case of (a) any litigation, action or proceeding commenced by the Company in connection with any breach by the Investor of the representations, warranties or covenants of the Investor set forth in this Agreement, or (b) the gross negligence or willful misconduct of the Investor, in each case as determined in a final and non-appealable judgment of a court of competent jurisdiction.

19. Specific Performance. Each party hereby acknowledges and agrees that the failure of the other parties to perform their respective agreements and covenants hereunder will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby agrees that any other party shall be entitled to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations, and the parties waive the requirement to post a bond or other collateral in connection therewith or any defense that money damages is a sufficient remedy.

20. Further Assurances. The Company agrees to execute and deliver, and cause each of its Subsidiaries to execute and deliver, and the Investor agrees to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other documents referred to herein.

EXHIBIT A

APRICUS BIOSCIENCES, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 4 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: